Exhibit 10.65
STERLING HOUSE
FRANCHISE AGREEMENT
(Lenexa II, Kansas)

































Great Plains Assisted Living, L. L. C.
___________________________________________
Franchisee



____________________________________________
Date of Agreement
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STERLING HOUSE
FRANCHISE AGREEMENT
TABLE OF CONTENTS



	I.	GRANT OF FRANCHISE	3
		1.01	Grant of License	3
		1.02	Retention of  Certain Rights	3
		1.03	Improvements to System	4
		1.04	Agreement to Operate	4

	II.	DEVELOPMENT AND OPENING OF THE RESIDENCE
	4
		2.01	Architectural Plans	4
		2.02	Site Plan Approval:  Construction	4
		2.03	Residence Development	6
		2.04	Residence Opening	7
		2.05	Furnishings, Fixtures, Signs and Equipment	8

	III.	TRAINING AND GUIDANCE	8
		3.01	Management Training	8
		3.02	Supplemental Management	9
		3.03	Residence Managers - Generally	9
		3.04	Interference with Employment Relations	9
		3.05	Guidance	10
		3.06	Operations Manual	10

	IV.	MARKS	11
		4.01	Ownership of Goodwill and Marks	11
		4.02	Limitations on Franchisee's Use of  Marks	12
		4.03	Infringement	12
		4.04	Discontinuance of Use of  Marks	13

	V.	RELATIONSHIP OF THE
PARTIES/INDEMNIFICATION	13
		5.01	Independent Status	13
		5.02	Additional Limitations on Franchisee's Use of
Marks	13
		5.03	Limitations on Liability	14
		5.04	Indemnification	14

	VI.	FEES	15
		6.01	Initial Franchisee Fee	15

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		6.02	Royalty and Service Fee	15
		6.03	Definition of Net Revenues	15
		6.04	Interest on Late Payments	16
		6.05	Application of  Payments	16
		6.06	Retention of Fees by the Company	16

	VII.	CONFIDENTIAL INFORMATION	17
		7.01	Limitation on Interest in Confidential Information	17
		7.02	Confidential Use of Confidential Information	17
		7.03	Exception to Restrictions on Confidential
Information	18
		7.04	Improper Disclosure	18

	VIII.	RESIDENCE IMAGE AND OPERATING STANDARDS	19
		8.01	Condition and Appearance of  the Residence	19
		8.02	Alterations to the Premises by Company	20
		8.03	Alterations to the Premises by Franchisee	21
		8.04	Service Providers, Distributors and Suppliers	21
		8.05	Resident Offerings	22
		8.06	Specifications, Standards and Procedures.	22
		8.07	Operation of the Residence	22
		8.08	Compliance with Laws and Good Business
Practices	23
		8.09	Employees	23
		8.10	Insurance	24

	IX.	MARKETING	25
		9.01	By  Company	25
		9.02	By Franchisee	27

	X.	ACCOUNTING, REPORTS, AND FINANCIAL
STATEMENTS	28

	XI.	ANNUAL REVIEWS, INSPECTIONS, AND AUDITS	29
		11.01	Annual Review	29
		11.02	Company's Right to Inspect the Residence	29
		11.03   Company's Right to Audit	29

	XII.	TRANSFER	30
		12.01	By  Company	30
		12.02	Franchisee May Not Transfer Without Approval of
Company	30
		12.03	Definition of "Transfer"	31
		12.04	Conditions for Approval of Transfer	31
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             	12.05	Excepted Transfers	33
		12.06	Death or Disability  of  Franchisee	33
		12.07	Effect of Consent of  Transfer	33
		12.08	Company's Right of  First Refusal	33
		12.09	Public or Private Offerings	34

	XIII.	RENEWAL OF FRANCHISE	35
		13.01	Franchisee's Right to Renew	35
		13.02	Renewal Agreement/Releases	35

	XIV.	TERMINATION OF AGREEMENT BY FRANCHISEE
OR CESSATION
	OF RESIDENCE OPERATION	36
		14.01	Termination of Good Cause	36

	XV.	TERMINATION OF THE FRANCHISE	37
		15.01	Grounds of Termination	37
		15.02	Efforts to Resolve Termination Disputes Other
Than  by Termination	39

	XVI.	RIGHTS AND OBLIGATIONS OF COMPANY AND
FRANCHISE UPONTERMINATION OR EXPIRATION OF THE
FRANCHISE	40
		16.01	Payment of Amounts Owned to Company	40
		16.02	Marks	40
		16.03	Modification of Residence Design and Decor	41
		16.04	Cessation of  Use of Confidential Information	41
		16.05	Continuing Obligations	41

	XVII.	TEMPORARY DE-IDENTIFICATION OF THE
RESIDENCE	42

	XVIII.	CASUALTY LOSS OR CONDEMNATION	43
		18.01	Casualty Loss	43
		18.02	Condemnation Proceedings	43

	XIX.	ENFORCEMENT	44
		19.01	Severability and Substitution of Valid Provisions	44
		19.02	Waiver of Obligations	45
		19.03	Limitations on Liability.	46
		19.04	Specific Performance/Injunctive Relief	47
		19.05	Rights of  Parties are Cumulative	47
		19.06	Governing Law/Consent to Jurisdiction	47
		19.07	Binding Effect/Modification	48

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		19.08	Construction	48
		19.09	Definitions	48
		19.10	Counterparts	49
		19.11	Consent	49

	XX.	NOTICES AND PAYMENTS	49


	SCHEDULE  "1"	Schedule of Development Obligations

FRANCHISE AGREEMENT



NOW, on this _______ day of  ____________________, 19 ____,
Agreement is made,


BY AND BETWEEN				STERLING HOUSE
CORPORATION
							a Kansas corporation
							hereinafter referred to
as

							"Company"



AND							GREAT PLAINS
ASSISTED LIVING,
							L. L. C.
							hereinafter referred to
as

							"Franchisee"



WITNESSETH:
	WHEREAS,   Company owns certain confidential information
relating to, and has designed, instituted, developed and promoted a unique assisted living residential concept for which substantial goodwill has been created. Such facilities are intended to provide frail elderly with privacy and companionship in a comfortable, moderately-priced, non-institutional living environment, are operated under the trade name STERLING
HOUSE , and are operated with uniform formats, systems, methods, specifications, standards, procedures and trade dress (hereinafter referred to as the "System"), all of which may be improved, further developed, or otherwise modified by Company from time to time. Company uses, promotes, and licenses the proprietary service mark STERLING HOUSE
(and associated designs) and other trademarks, service marks, logos, and commercial symbols in connection therewith (hereinafter referred to as the "Marks"); and
	WHEREAS, Company grants to persons to meet Company's qualifications and are willing to undertake the requisite investment and effort to establish and develop STERLING HOUSE assisted living facilities (hereinafter referred to as "Resident" or "Residences"), franchises to operate Residences utilizing the System and the Marks; and
	WHEREAS, Franchisee acknowledges that he has read this
Agreement and Company's Uniform Franchise Offering Circular and that Franchisee understands and accepts the terms, conditions and covenants contained herein as being reasonably necessary to maintain Company's high standards of quality and service and the uniformity of those standards at all Residences in order to protect and preserve the goodwill of the Marks; and
	WHEREAS, Franchisee acknowledges that other franchise
agreements have been or may be granted by Company at different times and in different situations and further acknowledges that the terms and conditions of such agreements may vary from those contained in this Agreement; and
	WHEREAS, Franchisee acknowledges that he has conducted an independent investigation of the business venture contemplated by this Agreement and recognizes that, like any other business, it involves business risks and the success of the venture is largely dependent upon the business abilities of Franchisee; and
	WHEREAS, Company expressly disclaims the making of, and
Franchisee acknowledges that it has not received or relied upon, any guaranty, express or implied, as to the revenues, profits, or success of the business venture contemplated by this Agreement; and
	WHEREAS, Franchisee acknowledges that he has not received or relied on any representations about the franchise granted herein by
Company, or its officers, directors, employees, or agents, that are contrary to the statements made in Company's Uniform Franchise Offering Circular or to the terms herein and that all of their dealings with Franchisee, the officers, directors, employees, and agents of the Company act only in a representative capacity and not in an individual capacity; and
	WHEREAS,   Franchisee further acknowledges that this
Agreement, and all business dealings between Franchisee and such individuals as a result of this Agreement, are solely between Franchisee and Company; and
	WHEREAS, Franchisee further represents to the Company, as an inducement to its execution of this Agreement, that Franchisee has made no misrepresentations in obtaining the franchise granted herein.

	NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

I.
GRANT OF FRANCHISE

	1.01	Grant of License.  Franchisee has applied for a franchise to
own and operate one (1) Residence to be located at/in           8740 Caenen Lake
Road, Lenexa II, Kansas 66215                             (the actual physical
location of said Residence wherever situated hereinafter referred to as the "Premises") and such application has been approved by Company in reliance upon all of the representations made herein.  Subject to the provisions of  this Agreement, Company hereby grants to Franchisee, subject to all of the terms, provisions, and conditions contained herein, a non-exclusive franchise (the "Franchise") to operate a Residence solely at the Premises, and to use the System and Marks in the operation thereof, for a term of ten (10) years commencing on the opening of the Residence unless sooner terminated, as provided in ARTICLES XIV and XV, herein. Termination or expiration of this Agreement shall constitute a termination or expiration of the Franchise.
		1.02	Retention of  Certain Rights.  Notwithstanding
anything to the contrary, Company retains, for itself and its affiliates, the right in its sole discretion to:
	A)	subject only to the territorial rights granted to Franchisee by this Agreement, itself either directly or through the actions of its affiliates operate Residences at such locations as Company, in its sole discretion, deems appropriate;
	B)	to utilize the System, or any portions thereof, in the
operation of other assisted living facilities, nursing homes, residential care facilities, and other forms of congregate housing wherever located and operated by whomsoever, as determined by Company in its sole discretion;
and
	C)	subject only to the territorial rights granted to Franchisee by this Agreement, grant other franchises for licensed Residences at such locations as Company, in its sole discretion, deems appropriate.
	1.03	Improvements to System.   Notwithstanding anything
herein to the contrary, any and all improvements to the System developed by  Franchisee (including any and all Plans), Company or other franchisees, shall be and become the sole and absolute property of
Company, and Company may incorporate the same into the System and shall have the sole and exclusive right to copyright, register and protect such improvements in Company's own name to the exclusion of
Franchisee. Franchisee's rights and obligations toward the use of such improvements shall be limited to its rights and obligations regarding Confidential Information as provided for in ARTICLE VII, herein.
	1.04	Agreement to Operate.     Franchisee agrees that it will at
all times faithfully, honestly and diligently perform its obligations hereunder, that it will continuously exert its best efforts to promote and enhance the business of the Residence, and that Franchisee will not engage in the operation of any same or similar business or activity that may conflict with its obligations hereunder.


II.
DEVELOPMENT AND OPENING OF
THE RESIDENCE

	2.01	Architectural Plans.  Company shall furnish its copyrighted
plans, specifications and drawings, including, without limitation, architectural, mechanical, electrical, structural, civil engineering, and landscape, for a prototype Residence reflecting Company's requirements for its design, materials, layout, equipment, fixtures, furniture, furnishings, signage and decoration (the "Plans").
	The Plans and all modifications thereof, additions and/or deletions thereto are and shall remain the proprietary property of the Company regardless of the use of the Plans by the Franchisee or Franchisee's agents.
	2.02	Site Plan Approval:  Construction.   Franchisee shall not
commit to purchase or lease any real property, and Franchisee shall not commence any construction thereon, unless and until the Company has specifically accepted in writing the site location of the Residence proposed by Franchisee and the size plan and other plans and specifications in accordance with which such Residence is to be constructed and equipped.
Before commencing any construction of the Residence, Franchisee, at its expense, shall comply, to Company's satisfaction, with all of the following requirements:
	A)	Franchisee shall employ, subject to Company's approval, a
qualified architect, design firm or engineer to provide the necessary completed working drawings.  Franchisee shall submit to Company a statement identifying and describing the qualifications of the architect, design firm or engineer, as the case may be, accompanied by such written assurances as Company may reasonably require whereby the architect, design firm and/or engineering acknowledge and agree that the  Plans are and shall be the sole and exclusive property of  Company and that no claim of ownership or other beneficial interest, direct or indirect, shall accrue to such person or firms by virtue of any services that may be rendered with regard to the Plans. It shall be the sole obligation of Franchisee to engage such architect to supplement and modify Company's
Plans to the extent necessary to comply with the physical terrain and location of the Premises and all applicable ordinances, building codes, permit requirements, lease requirements and restrictions and market considerations; provided, all such supplements and modifications are hereby deemed incorporated into the Plans and therefore, are proprietary property of the Company;
	B)	At least thirty  (30) days prior to the commencement of
construction, Franchisee shall submit to Company the adaptation of
Company's Plans to Franchisee's location and to local and state laws, regulations and ordinances for Company's approval. (It being understood and agreed that such review and approval by Company shall not constitute any warranty whatsoever, express or implied, as to the suitability, habitability, or otherwise of the Plans.) The Plans shall not thereafter be changed or modified without the prior written consent of Company;
	C)	Franchisee shall employ, subject to Company's approval, a
qualified general contractor to supervise construction of  the  Residence and completion of all improvements, and Franchisee shall submit to
Company a statement identifying the general contractor and describing the general contractor's qualifications and financial responsibility.
	D)	Franchisee shall obtain all permits and certifications
required for lawful construction and operation of the Residence including, without limitation, zoning, access, sign, and fire requirements and shall certify in writing to Company, that all such permits and certifications have been obtained; and
	E)	Franchisee shall obtain adequate financing for construction
and furnishing of the Residence, the terms and conditions of the financing to be evidenced as Company may require from time to time.
	Franchisee shall cause all construction and equipping of  the
Residence licensed hereunder to be done in strict compliance with the
Plans, and no deviations therefrom shall be made by Franchisee or its contractor(s) without the express written approval of the Company. The
Company shall have the right to supervise and to inspect all construction to insure its compliance with approved plans and specifications. In this regard, during the course of construction, Franchisee shall, and shall cause its architect, engineer, contractors and subcontractors to, cooperate fully with Company for the purpose of permitting Company to inspect the
Premises and construction of the Residence in order to determine whether construction is proceeding in accordance with Company's standards and specifications and the approved Plans. Franchisee acknowledges that
Company's exercise of its rights to approve the Plans and to inspect the construction of the Residence shall be solely for the purpose of assuring compliance with the terms and conditions of this Agreement, and
Company shall have no liability or obligation with respect to the construction of  the Residence.  After completion of construction,
Franchisee shall not alter, add to, eliminate or modify the interior or exterior of such Residence or any equipment, furnishings or fixtures therein without the prior approval of  the Company.
	2.03	Residence Development.  Franchisee agrees at its expense
to do or cause to be done the following within three hundred sixty-five

(365) days after the date of this Agreement, each item to be accomplished by no later than the respective deadlines set forth in Schedule "1" of this
Agreement:
	A)	Secure a suitable site for the Residence in accordance with
the provisions of Section 2.01;

	B)	Secure all financing required to fully develop the
Residence;
	C)	Obtain all required building, utility, sign, health, sanitation, business permits and residential care licenses, and any other required permits and licenses and commence construction;
	D)	Construct the Residence in compliance with the  Plans;
	E)	Purchase and install all required fixtures, equipment,
furniture, furnishings, supplies, signs, and other items necessary for completion and opening of the Residence as specified in the Plans and the Operations Manual;
	F)	Commence initial marketing activities as required by the
Operations Manual;
	G)	The  Director and the staff successfully complete all
training; and
	H)	Open the Residence for business in accordance with the
provisions of  Section 1.04.
	In the event Franchisee fails to do or cause to be done any of the above within the time periods specified above, Franchisee shall pay to
Company weekly, as liquidated damages, the amount of One Hundred
Dollars ($100) per day (i) until such time as Franchisee is in compliance with this Section 2.03 or (ii) until such time as Company shall notify Franchisee that Company has elected to exercise its rights to terminate this Agreement in accordance with the terms and conditions of ARTICLE XV.
Franchisee and Company each acknowledge and agree that time is of the essence.
	2.04	Residence Opening.   Franchisee shall notify Company not
less than sixty (60) days prior to the date when Franchisee reasonably believes that construction of the Residence will be completed. Further, Franchisee shall immediately notify Company when construction of the
Facility has been completed. Issuance of an operating license, occupancy permit, or comparable governmental authorization shall presumptively
evidence that construction has been completed.   Company shall inspect
the Residence within thirty (30) days of receipt of Franchisee's notice that the construction thereof has been completed.  The operation of the
Residence and the use of the System may only commence if and when
Company gives Franchisee written notification that Franchisee has satisfactorily complied with the provisions of this ARTICLE II, which requirements include, but not limited to, completed construction of the Residence, installation of all required signs, furnishings, furniture, equipment, supplies and other prescribed items, obtaining all requisite licenses, employment of the necessary qualified staff, and payment of all amounts due to Company and its affiliates.
	2.05	Furnishings, Fixtures, Signs and Equipment.  Franchisee
agrees to use in the development and operation of the Residence only those brands, types, or models of equipment, fixtures, furniture, furnishings and signs, which Company has approved as meeting its specifications and standards for quality, design, appearance, warranties, and function. All such items, if any, designated by Company from time to time, shall be purchased only from vendors, contractors, and suppliers approved by Company.

III.
TRAINING AND GUIDANCE

	3.01	Management Training.  Company shall furnish to
Franchisee or its Director, as the case may be, such training programs, conferences and seminars as Company deems appropriate from time to time. Provided, the training may be furnished at one (1) or more locations, including Company's principal offices, another Residence (including one
[1] operated by Franchisee), and/or the Residence licensed hereunder or any other location which Company may select in good faith.  Franchisee or, if other than Franchisee, the individual/company designated by
Franchisee for being responsible for the on site day-to-day operation of the Residence (said person employed by whomsoever hereinafter referred to as "Director") must successfully complete Company's training program, or program offered by Eby Management Company, Inc. that comples with and includes all training as prescribed by Company. Said programs to be submitted to Company for approval as they are amended from time to time and at least thirty (30) days prior to any scheduled training session. Franchisee or the Director, as the case may be, must be employed at least sixty (60) days prior to the proposed opening of the Residence and successfully undergo training as prescribed by the Company at least forty-five (45) days prior to the proposed opening of the Residence. Subsequently hired Directors must also successfully complete Company's training program and the cost of training all subsequently hired Directors shall be borned solely by Franchisee.
	3.02	Supplemental Management.  If it is reasonably necessary,
Company may furnish personnel , who may be provided in Company's discretion on or off-site by teleconference, written communication or otherwise, for a period not exceeding forty (40) man-hours to consult with the Director and the initial staff and assist with the supervision of the operation of the Residence until the Residence 's staff initial training is completed. All supervision of the operation of the Residence during any such period shall be for and on behalf of Franchisee, provided that
Company shall only have a duty to utilize its best efforts and shall not be liable to Franchisee or its owners for any debts, losses, or obligations incurred by the Residence, or to any creditor of Franchisee for any products, materials, equipment, fixtures, furnishings, supplies, or services purchased for the benefit of the Residence during such period.
	3.03	Residence Managers - Generally.   No later than ninety (90)
days prior to the scheduled opening of the franchised Residence,
Franchisee shall nominate an individual who shall, as Director, be responsible for the day-to-day operations of the Residence. Each proposed Director for Franchisee's business must meet the criteria periodically established by Company as then set forth in the Operations Manual and be approved by Company, which approval shall be at the sole discretion of Company and shall not be unreasonably withheld.
Franchisee shall furnish Company with proper background information concerning each proposed Director in order that Company may determine whether she/he is qualified to act in such capacity. Each Director shall devote her/his full time and vocation to and have direct responsibility for, all Residence operations on a day-to-day basis. Any change in the
Director shall also require the approval of Company and any successor Director must satisfy all of the requirements of this provision. Further, Franchisee shall replace any Director who Company shall require
Franchisee to replace if and when Company is seriously dissatisfied with
the performance of such Director.   Non-compliance by Franchisee with
this Section 3.03 shall be deemed to be a material violation of this
Agreement.
	In addition to the rights established hereunder, including those in
ARTICLE XI, herein, Company and its representatives shall have the right to communicate directly with Franchisee's Directors concerning all matters during inspection visits. Company may require Franchisee and/or previously trained and experienced Directors to attend periodic refresher courses at locations designated by Company. Franchisee shall be responsible for all travel and living expenses which Franchisee and/or its Directors incur in connection with initial training and any subsequent refresher training programs.
	3.04	Interference with Employment Relations.  During the term
of  this Agreement, neither Company nor Franchisee shall employ, directly or indirectly, any person serving in a managerial position who is at the time or was at any time during the prior six (6) months employed by the other party, its subsidiaries, or by any franchise holder within Company's franchise system. Provided, this Section shall not be violated if, at the time Company or Franchisee employ or seek to employ such person, the then current or former employer, as the case may be, has given written consent. The parties hereto do acknowledge and agree that in the event this Section is violated, that notwithstanding Section 15.01, the former employer shall be entitled to liquidated damages in the amount of Five Thousand Dollars ($5,000) plus reimbursement of all costs and attorney fees incurred. For purposes of this Section 3.04, "managerial position" includes all employees at the pay grade of "assistant director" and above.
	3.05	Guidance.   Company may advise  Franchisee from time to
time of operating problems of the Residence disclosed by reports submitted to or inspections made by Company or by independent persons engaged by Company and may furnish to Franchisee guidance (which guidance shall be to the extent of  Company's sole discretion) in connection with:
	A)	Methods, standards, and operating procedures to be utilized
at the Residences;
	B)	Purchasing approved equipment, furnishings, fixtures,
furniture, signs, products, and supplies;
	C)	Advertising and marketing programs;
	D)	Employee training; and
	E)	Administrative, bookkeeping, accounting, and general
operating and management procedures.
Such advice and guidance shall be at the sole discretion of  Company and may be furnished in the form of  the Company's confidential operations manual (hereinafter referred to as the "Operations Manual"), bulletins, other written materials, and/or telephonic consultations or consultations at the offices of Company or at the Residence. If reasonably requested by Franchisee, Company may, on an "as available basis", furnish additional guidance and assistance at per diem fees based upon Company's actual cost in providing such guidance and assistance..
	3.06	Operations Manual.  Upon Company's receipt of
Franchisee's notification of the construction status of the Residence pursuant to Section 2.04, Company will then transmit and loan to Franchisee for use during the term of the Franchisee (1) copy of the Operations Manual. The Operations Manual shall contain mandatory and suggested policy statements, specifications, standards, and operating procedures prescribed from time to time by Company for the Residence and information relative to other obligations of the Franchisee hereunder and in the operation of the Residence. The Operations Manual may be modified from time to time to reflect changes in the image, decor, design, format, appearance, policies, methods, standards, specifications, operating procedures, and services approved and/or required for the Residences. Franchisee will receive, in a timely manner, all changes, updates, and new improved Operations Manuals as Company produces them. Franchisee shall keep her/his copy of the Operations Manual current, making only the amendments and deletions to the Operations Manual as Company may direct. In the event of a dispute relative to the contents of the Operations Manual, the master copy maintained by the Company at its principal office shall be controlling. Franchisee shall not at any time without the written consent of Company, copy, duplicate, record or otherwise reproduce any part of the Operations Manual, nor otherwise make the same available to any unauthorized person. Franchisee shall maintain the Operations
Manual in a safe and secure location and shall immediately report the theft or loss of Operations Manual, or any portion thereof, to Company.

IV.
MARKS

	4.01	Ownership of Goodwill and Marks.  Franchisee
acknowledges that Franchisee's right to use the Marks is derived solely from this Agreement and is limited to the conduct of business of
Franchisee pursuant to and in compliance with this Agreement and all applicable standards, specifications, and operating procedures prescribed by Company from time to time during the term of this Agreement. Any unauthorized use of the Marks by Franchisee shall constitute a breach of this Agreement and an infringement of the rights of  Company in and to the Marks.  Franchisee acknowledges and agrees that all usage of the
Marks by  Franchisee and any goodwill established thereby shall inure to the exclusive benefit of  Company and that this Agreement does not confer any goodwill or other interests in the Marks upon Franchisee other than the right to operate a Residence at the Premises in compliance with this Agreement. All provisions of this Agreement applicable to the Marks shall apply to any additional proprietary, trade and service marks, and commercial symbols hereafter authorized for use by and licensed to
Franchisee by Company.
	4.02	Limitations on Franchisee's Use of  Marks.   Franchisee
shall use the Marks as the sole identification of the Residence, provided that Franchisee shall identify itself as the independent owner thereof in the manner prescribed by Company. Franchisee shall not use any Mark as part of any corporate or trade name or with any prefix, suffix, or other modifying words, terms, designs, or symbols (other than logos licensed to Franchisee hereunder), or in any modified form, nor may Franchisee use any Mark in connection with the performance or sale of any unauthorized services or products or in any other manner not expressly authorized in writing by Company. Franchisee agrees to prominently display the Marks at the Residence on all signage, displays, and/or materials as may be designated by Company from time to time, and in connection with any and all advertising and marketing materials, as may be designated by
Company. All Marks shall only be displayed and/or utilized in the manner prescribed by Company. Franchisee agrees to give all notices of trade and service mark registrations as Company specifies and to obtain all fictitious or assumed name registrations as may be required under applicable law.
	4.03	Infringement.   Franchisee shall immediately notify
Company in writing of any apparent infringement of, or challenge to Franchisee's use of any Mark, or claim by any person of any rights in Mark or similar trade name, trademark, or service mark of which Franchisee becomes aware. Franchisee shall not communicate with any person other than Company, its counsel, or Franchisee's counsel in connection with any infringement, challenge, or claim. Company shall have sole discretion to take such action as it deems appropriate and the right to exclusively control any litigation, U.S. Patent and Trademark

Office proceeding, or other administrative proceeding arising out of any infringement, challenge, or claim or otherwise relating to any Mark of the
System.   Franchisee shall make no claim against Company and shall hold
Company harmless from any and all direct or indirect, costs, damages, demands, expenses, losses or liabilities suffered by Franchisee as a result of any modification of the System necessitated by any claim or challenge relating to the Marks or the System, including the costs of altering the appearance, design, or formate of the Residence, or any reduction in sales revenues or profits, or increased capital expenditures or operating costs resulting from such modification and occasioned by any litigation arising out of any claim or challenge relating to Franchisee's use of any Mark or right to use the System, or any part thereof. Franchisee agrees to and shall execute any and all instruments and documents, render such assistance and do such acts and things as may, in the opinion of Company's counsel, be reasonably necessary or advisable to protect and maintain the interests of Company in any litigation, U.S. Patent and Trademark Office proceeding, other administrative proceeding, or to otherwise protect and maintain the interests of Company in the Marks and the System.
	4.04	Discontinuance of Use of  Marks.  If it becomes advisable
at any time in Company's sole discretion for Company and/or Franchisee to modify or discontinue use of any Mark, and/or to use one (1) or more additional or substitute trade or service marks, Franchisee agrees to and shall comply with Company's direction to modify or discontinue the use of such Mark within a reasonable time after notice by Company.

V.
RELATIONSHIP OF THE PARTIES/INDEMNIFICATION


	5.01	Independent Status.   It is understood and agreed by the
parties hereto that this Agreement does not create a fiduciary relationship between them, that Company and Franchisee shall be independent contractors, and that nothing in this Agreement is intended to make either party a general or special agent, joint venturer, partner, or employee of the other for any purpose. Franchisee, consistent with the requirements of
Section 4.02, shall conspicuously identify himself in all dealings with tenants/residents, suppliers, public officials, and others as the owner of the Residence under a franchise with Company and shall place such other notices of independent ownership on such forms, documents, business cards, comment cards, stationery, advertising, and other materials as
Company may require from time to time.
	5.02	Additional Limitations on Franchisee's Use of Marks.
Company has not authorized or  empowered Franchisee to use the Marks except as provided by this Agreement and Franchisee shall not employ any of the Marks in signing any contract, check, purchase agreement, negotiable instrument, legal obligation, application for any license or permit, or in a manner that may result in liability of Company for any indebtedness or obligation of Franchisee. Except as expressly authorized by this Agreement, neither Company nor Franchisee shall make any express or implied agreements, warranties, guarantees or representations, or incur any debt, in the name of or on behalf of the other or represent that their relationship is other than franchisor and franchisee, respectively.
	5.03	Limitations on Liability.    Neither Company or Franchisee
shall be obligated by or have any liability under any agreements or for any representations made by the other that are not expressly authorized hereunder, nor shall Company be obligated for any damages to any person or property directly or indirectly arising out of the operation of the Residence, or Franchisee's business authorized by or conducted pursuant to the Franchise, whether caused by Franchisee's negligent or willful action or failure to act to the relative extent such damages do not arise out of Company's negligence, wrongful act or improper failure to act. Company shall have no liability for any sales, use, occupation, excise, gross receipts, income, property or other taxes, whether levied upon Franchisee, the Residence, or Franchisee's property, or upon Company, in connection with the business conducted by
Franchisee or payments to Company remitted pursuant to this Agreement.
	5.04	Indemnification.   Franchisee shall indemnify and hold
harmless Company, Company's affiliates, and their shareholders, directors, officers, employees, agents, and assignees against any liability for any claims, including those specified in Section 5.03, herein, arising out of the operation of the Residence. For purposes of this indemnification, "claims" shall mean and include all obligations, actual and consequential damages, taxes, and costs reasonably incurred by Company in the defense of any claim against  Company or in any action in which Company is named as a party, including without limitation reasonable accountants', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, and other litigation expenses, including travel and living expenses.
Company shall have the right to defend any claim asserted against it or the persons delineated herein. Provided, Company shall use its best efforts to cooperate with Franchisee in any litigation or judicial or administrative proceeding to avoid duplication of time, effort or expenditure to the greatest extent possible without compromising Company's interest in such
matter.   This indemnity shall continue in full force and effect subsequent to and notwithstanding the expiration or earlier termination of this Agreement.

VI.
FEES

	6.01	Initial Franchisee Fee.  Contemporaneously herewith,

Franchisee shall
pay to the Company an initial franchisee fee for the
Residence licensed under this Agreement (hereinafter referred to as "Initial Franchise Fee") in the amount of Twenty-Five Thousand Dollars
($25,000).
	6.02	Royalty and Service Fee.    Franchisee shall pay to
Company during the terms of this Agreement on or before the twentieth
(20th) day of  each calendar month a royalty and service fee in the amount of three percent (3%) of the "Net Revenues" derived from the operation of the
Residence licensed under this Agreement for the proceeding calendar month (hereinafter referred to as "Continuing Royalties").
	6.03	Definition of Net Revenues.  As used in this Agreement,
the term "Net Revenues" shall mean the total aggregate of all monies and receipts received by Franchisee and derived from (i) all services performed and the rental of rooms/apartments by tenants/residents residing at the Residence licensed hereunder, (ii) entrance, and community, other fees charged/assessed to any resident/tenant, (iii) vending and laundry machine income, (iv) all proceeds received by Franchisee from the payment of claims made under any policy of  business, (v) all other business whatsoever conducted or transacted at or from the Premises, and whether the Net Revenues are evidenced by cash, credit, check, services, property or other means of exchange. Provided further, Net Revenues shall also be deemed to mean the total aggregate of all monies and receipts received by Franchisee from any other business operated upon or from the Premises. However, there shall be excluded from Net Revenues (i) all sales and use taxes (if any) imposed by governmental authorities directly on rental or sales and actually collected from residents, provided such taxes are added to the selling price and are, in fact, paid by Franchisee to the appropriate governmental authority and (ii) refundable deposits to the extent such funds are actually refunded to resident/tenant (in which event, the refund[s] shall be deducted from Net Revenues in the month the refund is actually remitted), and (iii) all funds collected from tenants for payment to beauticians, vendors, and other third party contractors to the extent that Franchisee realizes no revenue therefrom. Net Revenues shall be deemed to be realized by Franchisee at the earlier of the time of the sale or delivery of the services, or the time when Franchisee actually receives payment, whether partial or full, therefor. Net Revenues consisting of property or services shall be valued at their fair market value at the time such property or services were received by or for the account of
Franchisee.
	6.04	Interest on Late Payments.   All Continuing Royalties and
marketing contributions due hereunder, amounts due for purchases by Franchisee from Company or its affiliates, and other amounts which
Franchisee owes to Company or its affiliates shall be paid punctually, without the necessity for invoice by Company, and shall bear interest after the due date at the highest applicable legal rate for open account business credit, not to exceed one-hald percent (1 1/2%) per month. Franchisee acknowledges that this Section 6.04 shall not constitute Company's agreement to accept any payments after same are due or a commitment by Company to extend credit to, or otherwise finance Franchisee's operation of the Residence licensed under this Agreement. Further, Franchisee acknowledges that its failure to pay all amounts when due shall constitute grounds for termination of this Agreement, as provided in ARTICLE XV, herein, notwithstanding the provisions of this Section 6.04. Provided, Franchisee may deposit with the escrow department of a federally-insured bank any amount, the payment of which is in good faith disputed by Franchisee, upon giving written notice to Company of Franchisee's actions within three (3) days thereafter, and upon Franchisee filing an action in court of property jurisdiction to determine the amount properly due and owing to Company. If Company prevails in any proceeding, then Franchisee shall owe interest on the disputed amount from the original due date in compliance with the provisions of this Section 6.04.
	6.05	Application of  Payments.    Notwithstanding any
designation by Franchisee, Company shall have sole discretion to apply any payments by Franchisee to any past due indebtedness of  Franchisee for Continuing Royalties or marketing contributions due hereunder, purchases from Company or its affiliates, interest or any other indebtedness.
	6.06	Retention of Fees by the Company.    Franchisee
acknowledges and agrees that in the event of the termination of the Franchise granted hereby for any reason whatsoever, the Company shall be entitled to retain for its own account any and all Initial Franchise Fee and Continuing Royalty payments previously remitted by Franchisee, and Franchisee agrees that such payments shall be deemed fully earned by the Company as of the date of payment, and whether the Residence licensed hereunder is ever opened for business by Franchisee for any period of time in the Exclusive Area.

VII.
CONFIDENTIAL INFORMATION

	Company possesses certain types of confidential information, including, but not limited to, architectural plans, designs, and layouts, as well as the methods, techniques, formats, specifications, procedures, information, systems, and knowledge of and experience in the operation and franchising of Residences (hereinafter referred to as "Confidential Information").

	Company will disclose the Confidential Information to Franchisee when rendering guidance and assistance to Franchisee under the terms of this Agreement, including by way of example, furnishing the Operations
Manual and the Plans.
	7.01	Limitation on Interest in Confidential Information.
Franchisee acknowledges and agrees that, although Franchisee has the right to use same, Franchisee shall not acquire any interest in the Confidential Information, other than the right to utilize it in the operation of the Residence at the Premises (and other Residences, if any, developed under other agreements with Company) during the term of this Agreement, and that the use or duplication of the Confidential Information in the operation of any other business or commercial enterprises would constitute an unfair method of competition.
	7.02	Confidential Use of Confidential Information.  Franchisee
acknowledges and agrees that the Confidential Information is proprietary, may involve trade secrets of  Company, and is disclosed to Franchisee solely on the express condition that Franchisee agrees, and Franchisee does hereby agree, that Franchisee:
	A)	Shall not use the Confidential Information in the operation
of any other business, commercial enterprise, or capacity (including any other business or commercial enterprises engaged in providing housing and/or care to the frail elderly);
	B)	Shall maintain the absolute confidentiality of the
Confidential Information during and after the term of this Agreement;
	C)	Shall not make any unauthorized copy, duplicate, record, or
otherwise reproduce all or any portion of the Confidential Information disclosed by Company in written, electronic, other tangible or verbal form;
	D)	Shall never contest the validity of  Company's exclusive
ownership of and rights to the System or the Confidential Information; and
	E)	Shall adopt and implement all reasonable procedures
prescribed from time to time by Company to prevent unauthorized use or disclosure of the Confidential Information, including without limitation, restrictions on disclosure thereof to employees, officers, and directors of Franchisee and the use of non-disclosure and non-competition clauses

		 as prescribed by Company in any agreements with any
persons who may hereafter have access to the Confidential Information.
	7.03	Exception to Restrictions on Confidential Information.
Notwithstanding anything to the contrary contained in this Agreement, the restrictions on Franchisee's disclosure and use of the Confidential Information shall not apply to the following:
	A)	Information, processes, or techniques which, in the opinion
of Company, are or become generally known and used in the frailer elderly housing and/or care industry, other than through disclosure (whether deliberate or inadvertent) by Franchisee;
	B)	Disclosure of the Confidential Information in judicial or
administrative proceedings to the extent that Franchisee is legally compelled to disclose such information, provided Franchisee shall have used its best efforts and shall have afforded Company the opportunity to obtain an appropriate protective order, or other assurance satisfactory to Company, of confidential treatment of the information required to be so disclosed; and
	C)	Disclosure to Franchisee's employees to the extent
necessary for the proper operation of the Residence.
	7.04	Improper Disclosure.  In the event Franchisee discovers that any of its current or former officers, directors, partners, Directors, shareholders, members, limited liability company managers, related parties thereto or their employees, are violating, have violated, or are commencing to violate the prohibitions on disclosure or reproduction of Confidential Information provided for herein, Franchisee shall immediately notify
Company of such violation. Company shall seek such legal and equitable relief, including seeking monetary damages, as it deems necessary in its sole discretion. Any and all damages recovered by Company pursuant to any such cause of action shall be the exclusive property of Company. In the event it is determined that any of the inquiry or damages have been caused by the willful or negligent behavior of Franchisee or due to the failure of Franchisee to properly supervise the actions of the individual found to be in violation of this Agreement, Company shall be reimbursed by Franchisee for all costs and expenses, including attorney's fees, that were incurred by Company in pursuing the cause of action.

VIII.
RESIDENCE IMAGE AND
OPERATING STANDARDS

	8.01	Condition and Appearance of  the Residence.     Franchisee
shall:
	A)	Not use the Residence licensed under this Agreement or the
Premises for any purpose other than the operation of a STERLING
HOUSE  assisted living facility in compliance with this Agreement;
	B)	Maintain the condition and appearance of the Residence
licensed under this Agreement and the Premises in accordance with the standards of Company and consistent with the image of a Residence as an attractive, comfortable, secure and non-institutional residential living environment for the frail elderly;
	C)	Affect such maintenance of the Residence licensed under
this Agreement and the Premises as may be required by Company from time to time to maintain the condition, appearance and efficient operation thereof, including without limitation:

	1)	continuous and thorough cleaning and sanitation of
the interior and
exterior of the Premises;
		2)	continuous and workmanlike interior and exterior
repair of the Premises;
		3)	maintenance of all equipment at peak efficiency;
		4)	replacement of worn out or obsolete improvements,
fixtures, furniture, furnishings, equipment, and signs, with duly approved improvements or replacements thereof;
		5)	periodic painting and redecorating; and

		6)	continuously maintain, repair, or replace (as needed)
all life safety systems and components thereof.

	D)	Upgrade and/or remodel the Residence licensed under this
Agreement (i) to keep same in compliance with all applicable laws and regulations, and (ii) provided Franchisee will have a reasonable time period remaining under the term of this Agreement to amortize the costs of such improvements at reasonable intervals determined by Company, to reflect changes in the image, design, format, or operation of Residences introduced by Company, and required of new franchisees; all such upgrading and remodeling resulting from whatever reason to be subject to approval by the Company of detailed plans and specifications for all construction, repair, or refixturing in connection with such upgrading or remodeling; and
	E)	Place or display at the Premises (interior and exterior) only such signs, emblems, letting, logos, and display and marketing materials that are from time to time approved in writing by Company.
	8.02	Alterations to the Premises by Company.  In the event
Franchisee fails to maintain the condition and appearance of the Residence licensed under this Agreement and Premises as herein required, Company may, upon not less than ten (10) days written notice to Franchisee:
	A)	Arrange for the necessary cleaning or sanitation, repair,
remodeling, upgrading, painting, or decorating; and
	B)	Replace the necessary leasehold improvements, fixtures,
equipment, and signs. Franchisee shall pay the entire cost thereof as additional continuing Royalties on the due date for the next payment of Continuing Royalties.

	8.03	Alterations to the Premises by Franchisee.    Franchisee
shall not make any material replacements of or alterations to Premises, improvements, layout, fixtures, furniture and furnishings, signs, equipment, or appearance of the Residence licensed under this Agreement as originally developed without the prior written approval by Company.
	8.04	Service Providers, Distributors and Suppliers.   The
reputation and goodwill of Residences is based upon, and can be maintained only by, the rental of distinctive, high quality rental units, and the providing of competent services in a residential environment that is perceived by the residents to be comfortable, secure, moderately-priced and non-institutional. Franchisee therefore shall conform the Residence to Company's specifications and quality standards and shall only engage service providers and purchase from distributors and suppliers approved in compliance with Company standards as same may be amednded from time to time.
	In determining standards for service providers, distributors and suppliers for the Residence licensed under this Agreement, Company may take into consideration such factors as governmental licensing/permit requirements, price and quality of services, products or supplies and reliability of the proposed provider, distributor or supplier. Company may concentrate contract/purchases with one (1) or more providers, distributors and/or other suppliers to obtain the lowest prices and/or the best marketing support and/or services for any group of Residences, whether franchised and/or operated by Company.  Further, approval of a provider, distributor or supplier may be conditioned on requirements relating to the frequency of delivery, standards of service, including prompt attention to complaints, and concentration of purchases, as set forth above, and may be temporary, pending a further evaluation by Company of such provider, distributor or other supplier.
	If  Franchisee proposes to retain, engage, or to purchase any services or goods from a service provider, vendor, distributor, or other supplier who has not been previously approved by Company, Franchisee shall first notify Company and submit to Company such information, specifications, and samples as Company requests. Company shall within a reasonable time determine whether such proposed services or item meets its specifications and quality standards and/or whether Company approves such service provider, distributor or other supplier and shall then notify Franchisee whether the Residence is authorized to engage, utilize, sell, or rent such item and/or purchase from such distributor or other supplier.
	8.05	Resident Offerings.   Franchisee shall continuously offer all
facilities, accommodations, goods and services prescribed by  Company.
If Franchisee desires to add or delete any of same, it must first obtain the prior written approval of Company. Franchisee acknowledges that
Company requires prior approval to assure itself that such
accommodations, services, and items are of the type and quality consistent with the image and format of the Residences. Franchisee agrees that it will not, without the prior written approval of  Company, offer any products or any services that are not the authorized by Company for
Residences.
	8.06	Specifications, Standards and Procedures.    Franchisee
acknowledges that each and every detail of the appearance, layout, decor, products, materials, and supplies utilized, services offered, and operation of the Residence is important to Company's and other franchisee's
Residences.  Company shall endeavor to maintain the high standards of quality and service at all Residences franchised or operated by Franchisee.
To this end, Franchisee shall cooperate with Company by maintaining these high standards in the operation of the Residence licensed under this Agreement. Franchisee shall comply with all written mandatory specifications, standards and operating procedures of  Company including, but not limited to, those relating to:
	A)	Methods, standards, and operating procedures to be utilized
at the Residence licensed under this Agreement;
	B)	Appearance, cleanliness, sanitation, standards of service,
and operation of the Residence licensed under this Agreement;
	C)	Requests for approval of service providers, distributors and suppliers;
	D)	Development and construction of the Residence licensed
under this Agreement;
		and
	E)	Marketing, advertising and promotional programs.
Further, Franchisee agrees that all mandatory specifications, standards, and operating procedures prescribed from time to time by Company in the
Operations Manual, or otherwise communicated to Franchisee in writing, shall constitute provisions of this Agreement as if fully set forth herein. Accordingly, all references herein to Franchisee's obligations under this Agreement shall include all such mandatory specifications, standards, and operating procedures.
	8.07	Operation of the Residence.   Unless otherwise agreed upon
by Company and Franchisee, Franchisee agrees to operate the Residence for three hundred sixty-five (365)days each calendar year, except such days as the location is closed for acts of God, repairs and casualty loss or loss by eminent domain, as provided for in ARTICLE XVIII, herein. Each day, the Residence shall be appropriately staffed on a twenty-four (24)
hour basis as prescribed by Company in the Operations Manual and as required by applicable governmental law and regulation.
	8.08	Compliance with Laws and Good Business Practices.
Franchisee shall secure and maintain in force in its name all required licenses, permits, and certificates relating to the operation of the Residence licensed under this Agreement. Franchisee shall operate the Residence in full compliance with all applicable laws, ordinances, and regulations, including, without limitation, all governmental regulations relating to the operation of residential care facilities, occupational hazards, health, and workers' compensation insurance, unemployment insurance and the withholding and payment of federal and state income taxes, social security taxes and sales taxes. All marketing by Franchisee shall be completely factual, in good taste as determined in the sole judgement of Company, and shall conform to the highest standards of ethical advertising.
Franchisee shall in all dealings with its tenants/residents, service providers, suppliers, and the public adhere to the highest standards of honesty, integrity, fair dealing, and ethical conduct. Franchisee agrees to refrain from any business or advertising practice which may be injurious to the business of Company and the goodwill associated with the Marks and other Residences.  Franchisee shall notify  Company in writing within five
(5) days of the commencement of any action, suit or proceeding, and of the issuance of any order, writ, injunction, award or decree of any court, agency, or other governmental instrumentality, which may adversely affect the operation or financial condition of Franchisee or the Residence or of any notice of violation of any law, ordinance, or regulation relating to the operation or marketing of the Residence licensed under this Agreement.
	8.09	Employees.    Franchisee shall be exclusively responsible
for the terms of their employment, their compensation and, except as set forth in ARTICLE III, herein, for the proper training of all employees in the operation of the Residence. Franchisee shall require all employees to maintain a neat and clean appearance and to conform to the written standards of dress and grooming specified by Company from time to time for all Residences.

	8.10	Insurance.    During the terms of this Agreement,
Franchisee shall maintain in full force under policies of insurance issued by carriers approved by Company:
	A)	Comprehensive public and product liability insurance
against claims for bodily and personal injury, death, and property damage caused by or occurring in conjunction with the operation of the Residence or otherwise in conjunction with the conduct of business by Franchisee pursuant to the Franchise;
	B)	Broad form fire and extended coverage, vandalism, and
malicious mischief insurance on the Residence licensed under this
Agreement and its contents;
	C)	Workers' compensation and employer's liability insurance
as well as such other insurance as may be required by statute or rule of the state or locality in which the Premises are located; and
	D)	Automobile liability insurance, where applicable.
	Such insurance coverage shall be maintained in such amounts as Company determines periodically to be necessary. Not less than ten (10)
days prior to each anniversary date for each policy, Franchisee shall provide Company with certificates of insurance evidencing that the
insurance has been secured and paid for the then ensuing year.   Company
may periodically increase the amounts of coverage required under any insurance policies and require different or additional kinds of insurance at any time, including excess liability insurance, to reflect inflation, identification of new risks, changes in law or standards of liability, higher damage awards, or other relevant changes in circumstances. All insurance policies shall insure Franchisee and Company and shall provide for thirty
(30)days prior written notice to Company of any material modification, cancellation, or expiration of a policy.
	In connection with any construction, renovation, refurbishing, or remodeling of the Residence licensed under this Agreement, Franchisee shall cause the general contractor to maintain with a reputable insurer (i) comprehensive general liability insurance (with comprehensive automobile liability coverage for vehicles used by the franchised business for both owned and non-owned vehicles, builder's risk, product liability, completed operations and independent contractors coverage) in such amounts as Company determines periodically to be necessary and with Company named as an additional insured , (ii) workers' compensation insurance, ( iii) employer's liability insurance, as well as (iv) such other insurance as may be required by law.
	If Franchisee fails or refuses to maintain any required insurance coverage, or to furnish satisfactory evidence thereof, Company, at its option and in addition to its other rights and remedies hereunder, may obtain such insurance coverage on behalf of Franchisee and Franchisee shall fully cooperate with Company in its efforts to obtain and maintain such insurance policies, promptly execute all forms or instruments required to obtain any such insurance, allow any inspections of the Residence licensed under this Agreement which are required to obtain or maintain such insurance and pay to Company, on demand, any costs and premiums incurred by Company therefor.
	Franchisee's obligations to maintain insurance coverage as herein described shall not be affected in any manner by reason of any separate insurance maintained by Company, nor shall the maintenance of such insurance relieve Franchisee of any obligations under ARTICLE V of this Agreement.
IX.
MARKETING

	9.01	By  Company.   Recognizing the value of marketing to the
goodwill and public image of the Residences, past and future, Company may, now or hereafter, elect to maintain and administer a marketing fund (hereinafter referred to as the "Marketing Fund") for such marketing (including advertising, promotion, public relations and other marketing programs) as Company may deem necessary or appropriate, in its sole discretion. Provided that not less than fifty one percent (51%) of all Residences in the area covered by the advertising participate, Franchisee shall contribute to the Marketing Fund an amount designated by Company from time to time, but not exceeding three percent (3%) of the Net Revenues of the Residence licensed under this Agreement, which shall be payable monthly together with the Continuing Royalties due hereunder. Residences owned by Company and its affiliates shall contribute to the Marketing Fund on the same basis as Franchisee. Company shall have the right at any time, upon ninety (90) days written notice to Franchisee, to increase or decrease the amount of such marketing contribution payable by Franchisee, provided that Franchisee's contributions to the Marketing Fund provided hereunder will not, during any calendar year occurring during the term of this Agreement, or any extension thereof, exceed three percent (3%) of the Net Revenues of the Residence licensed under this Agreement.

	Company shall exclusively direct all marketing programs financed by the Marketing Fund. While Company may from time to time solicit the input of ideas from franchisees, Company shall nevertheless retain sole discretion over the creative concepts, materials, and endorsements used therein, and the geographic, market, and media placement and allocation thereof. Franchisee agrees that the Marketing Fund may be used to pay the costs of conducting marketing surveys and research; employing public relations firms; preparing and producing video, audio, and written marketing materials; administering multiregional marketing programs, including, without limitations, purchasing television, radio, magazine, billboard, newspaper, and other media advertising, and employing advertising agencies to assist therewith; and providing marketing materials to Residence franchisees. Provided, in determining the distribution of the benefits of the Marketing Fund, Company shall use its best efforts to balance its interest in promoting the System with each Residence's proportionate contribution to the Marketing Fund, whether Company or franchisee-owned. The Marketing Fund shall furnish Franchisee, provided Franchisee is in good standing, with approved marketing materials on the same terms and conditions as such materials are furnished to other Residence franchisees.
	The Marketing Fund shall be accounted for separately from the other funds of Company. Further, Company and Franchisee acknowledge and hereby agree that all sums remitted hereunder by Franchisee shall be held in trust by Company for the mutual benefit of Franchisee, all other operators of Residences and Company as herein provided. Company shall not use such funds to defray any of Company's general operating expenses, except for such reasonable salaries, administrative costs, and overhead as Company may incur in activities reasonably related to the administration of the Marketing Fund and its marketing programs (including, without limitation, preparing marketing materials and collecting and accounting for contributions to the Marketing Fund). Company may spend in any fiscal year an amount greater or less than the aggregate contribution of all Residences to the Marketing Fund in that year and the Marketing Fund may also borrow from Company or others to cover temporary deficits in the Marketing Fund or cause the Marketing Fund to invest any surplus for future use by the Marketing Fund. All interest earned on monies contributed to the Marketing Fund will be used to pay marketing costs of the Marketing Fund before other asserts of the Marketing Fund are expended. A statement of monies collected and expenditures made by the Marketing Fund shall be prepared annually by Company and shall be made available to Franchisee upon request.
	Franchisee understands and acknowledges that the Marketing Fund is intended to maximize general public recognition of the Marks and patronage of Residences for the benefit of all Residences. Company undertakes no obligation to insure that expenditures by the Marketing
Fund in or affecting any geographic area are proportionate or equivalent to contributions to the Marketing Fund by Residences operating in any geographic area or that any Residence will benefit directly or in proportion to its contribution to the Marketing Fund from the conduct of marketing programs or the placement of advertising. Except as expressly provided in this Section 9.01, Company assumes no direct or indirect liability or obligations to Franchisee with respect to the maintenance, direction or administration of the Marketing Fund.
	9.02	By Franchisee.    Franchisee agrees to spend annually for
local media marketing of the Residence licensed under this Agreement such amounts as are reasonably necessary to maintain occupancy levels
and general awareness in the community of the Residence.   Franchisee
shall submit annually, in form satisfactory to Company, verification of its local marketing expenditures.
	Prior to their use by Franchisee, samples of all local marketing materials (whether new or revised) not prepared or previously approved by Company shall be submitted to Company for approval. If written disapproval is not received by Franchisee within ten (10) days from the date of receipt by Company of such materials, Company shall be deemed to have given the required approval. Franchisee shall not use any marketing materials that Company has disapproved, it being understood that the risk of disapproval shall be borne solely by Franchisee.
	Franchisee acknowledges that Residences operated by Company and other franchisees may be located outside of the Exclusive Area but within ADI's or other identifiable marketing areas which include all or a portion of the Exclusive Area in which the Residence is located. In such instances, Franchisee shall use its best efforts to cooperate and coordinate with Company or other franchisees, as the case may be, to maximize the effectiveness of their respective marketing efforts.

X.
ACCOUNTING, REPORTS, AND
FINANCIAL STATEMENTS

	Franchisee shall establish and maintain at its own expense a bookkeeping, accounting, and record keeping system conforming to the requirements prescribed by Company from time to time, including, without limitation, the preparation and retention of  books and records.
With respect to the operation and financial condition of the Residence licensed under this Agreement, Franchisee shall furnish to Company in the form prescribed by Company the following:
	A)	By the twentieth (20th) day following each of Franchisee's
monthly accounting periods, a report of the gross and Net Revenues of the Residence for the preceding accounting period and such other data, information, and supporting records as Company from time to time requires;
	B)	By the last day of each month, a profit and loss statement
for the preceding calendar month and year to date profit and loss statement and balance sheet;
	C)	Within one hundred twenty  (120) days after the end of
Franchisee's fiscal year, a balance sheet and an annual profit and loss statement reflecting all year end adjustments for the Residence;
	D)	Within thirty (30) days of their filing, exact copies of all state sales tax returns, and state financial reports; and
	E)	Upon request, the portions of  Franchisee's federal and state income tax returns which reflect the operation of the Residence.
	Each report and financial statement shall be verified and signed by Franchisee in the manner prescribed by Company. Company reserves the right to require Franchisee to have annual financial statements audited, prepared, or reviewed by certified public accountants.





XI.
ANNUAL REVIEWS, INSPECTIONS,
AND AUDITS


	11.01	Annual Review.   At the discretion of  Company, once each
calendar year, at a time designated by Company, Franchisee and its Director or a designatted representative of its management company, shall be obligated to meet with representatives of Company at a location specified by Franchisee, for the purpose of discussing and reviewing the licensed Residence's operations, status, and financial performance.
	11.02	Company's Right to Inspect the Residence    To determine
whether Franchisee and the Residence licensed under this Agreement are complying with this Agreement, and with all specifications, standards, and operating procedures prescribed by Company for the operation of the

Residence, Company or its designated agents shall have the right at any reasonable time and without prior notice to Franchisee to:
	A)	Inspect the Premises;
	B)	Observe Franchisee, the Director and other employees of
the Residence;
	C)	Interview or survey the Director and other employees of the
Residence; and
	D)	Interview tenants/residents of the Residence.
	Franchisee shall present to its tenants/residents all residents evaluation forms as are periodically prescribed by Company and shall participate and/or request that its tenants/residents participate in all marketing surveys performed by or on behalf of Company.
	11.03 Company's Right to Audit. Company shall have the right at any time during business hours, and without prior notice to Franchisee, to inspect and audit, or cause to be inspected and audited, the business records, bookkeeping and accounting records, sales and income tax records and returns which relate to the operation of the Franchise, and other records of the Residence licensed under this Agreement and the books and records of any corporation or partnership which holds the Franchise. Franchisee shall fully cooperate with representatives of Company and independent accountants hired by Company to conduct any such inspection or audit. In the event any such inspection or audit shall disclose an understatement of the Net Revenues of the Residence licensed under this Agreement, Franchisee shall pay to Company within three (3) days after receipt of the inspection or audit report, the Continuing Royalties and/or marketing contributions due on the amount of such understatement, plus interest, at the rate and on the terms provided in Sections 6.03 and 6.04, herein, from the date originally due until the date of payment. Further, in the event any inspection or audit is made necessary by the failure of Franchisee to furnish reports, supporting records or other information, as herein required, or to furnish any reports, records or information on a timely basis, or if an understatement of Net Revenues for the period of any audit, which shall not be less than four (4) weeks, is determined by any such audit or inspection to be greater than five percent (5%), Franchisee shall reimburse Company for the cost of such audit or inspection, including, without limitation, the charges of any independent accountants and the travel expenses, room and board and compensation of employees and/or agents of Company. The foregoing remedies shall be in addition to and not in lieu of all other remedies and rights of Company hereunder or under applicable law.

XII.
TRANSFER

	12.01	By  Company.   This Agreement and the Franchise are fully
transferable
by Company and shall inure to the benefit of any transferee or other legal successor to the interest of Company herein.
	12.02	Franchisee May Not Transfer Without Approval of
Company.    Franchisee understands and acknowledges that the rights and duties created by this Agreement are personal to Franchisee or its owner and that Company has granted the rights set forth herein to Franchisee in reliance upon the individual or collective character, skill, aptitude, attitude, business ability, and financial capacity of Franchisee or its owner(s). Any Residence developed pursuant to this Agreement (or any interest therein), or any Franchise (or any interest therein) granted pursuant to this Agreement, may not be transferred without the prior written approval of Company, and any such transfer without such approval shall constitute a breach hereof and convey no rights to or interests in this Agreement, Franchisee, the Residence licensed under this Agreement or the Franchise.

	12.03	Definition of "Transfer".   As used in this Agreement, the
term "transfer" shall mean and include the voluntary, involuntary, direct or indirect assignment, sale or other transfer by Franchisee or its owner of any interest in this Agreement, more than fifty percent (50%) of
Franchisee's equity (whether voting or non-voting), more than fifty percent (50%) of Franchisee's voting and/or control rights, such as voting stock or general partnership interests, as the case may be, the Residence licensed under this Agreement or any interest in the Residence, or the Franchise or any interest herein granted pursuant to this Agreement, including, without limitation: (i) the transfer of ownership of capital stock or partnership interest; (ii) merger or consolidation, or issuance of additional securities representing an ownership interest in Franchisee; (iii) sale of common stock, limited liability company interests, or partnership interests, of Franchisee sold pursuant to a private placement or registered public offering; (iv) transfer of interest in Franchisee, the Franchise granted pursuant hereto, or the Residence licensed under this Agreement, in a divorce proceeding or otherwise by operation of law; or (v) transfer of any interest in Franchisee, the Franchise granted pursuant hereto, or the Residence licensed under this Agreement, in the event of the death of Franchisee or an owner of Franchisee by will, declaration of or transfer in trust, or under the laws of intestate succession.
	12.04	Conditions for Approval of Transfer.   If Franchisee and its
owners are in full compliance with this Agreement, Company shall not unreasonably withhold its approval of a transfer that meets all the applicable requirements of this Section 12.04. The proposed transferee or its owner must be an individual of good moral character and otherwise meet Company's then applicable standards for franchisees. A transfer of ownership in the Residence licensed under this Agreement may only be made in conjunction with a transfer of this Agreement. If the transfer is of a controlling interest in Franchisee, or is one (1) of a series of transfers which in the aggregate constitute the transfer of a controlling interest in Franchisee, as a bare minimum, and without in any way limiting its discretion, Company may require prior to its consent that all of the following conditions must be satisfied prior to, or concurrently with, the effective date of the transfer: (i) the transferee must have sufficient business experience, aptitude, and financial resources to develop the
Premises and operate the Residence; (ii) all obligations of Franchisee and its owner incurred in connection with this Agreement and the Franchise granted hereby must be assumed by the transferee; (iii) Franchisee must pay all Continuing Royalties, marketing contributions, termination payments, amounts owed for purchases by Franchisee from Company and its affiliates, and any other amounts of whatever nature owed to Company or its affiliates which are then due and unpaid; (iv) the transferee or its designated Directors and all new Directors as specified in ARTICLE III of this Agreement must have successfully completed Company's training program; (v) the lessors of the Premises must have consented to the assignment or sublease of the Premises to the transferee; (vi) the transferee must agree to be bound by all terms and conditions of this Agreement;
(vii) Franchisee or the transferee must reimburse Company for all training and other expenses (including legal fees) reasonably incurred by Company in connection with the transfer; (viii) Franchisee and its transferring owner must execute a general release, in form satisfactory to Company, of any and all claims against Company, its affiliates and their officers, directors, employees and agents; (ix) Company must approve the material terms and conditions of the transfer, including, without limitation, a determination that the price and terms of payment are not so burdensome as to adversely affect the future development and operation of the Residence licensed under this Agreement by the transferee; (x) Franchisee and its transferring owner shall execute a non-competition covenant in favor of Company and the transferee agreeing that for a period of not less than three (3) years, commencing on the effective date of the transfer, it and/or they shall not have any interest as an owner, investor, lender, partner, director, officer, manager, employee, consultant, representative, or agent, or in any other capacity, in any business or commercial enterprise engaged in a
Competitive Business located within a radius of twenty-five (25) miles from any Residence (wherever situated and operated by whomsoever) then in operation, under construction, or under lease or purchase commitment on the effective date of such transfer; (xi) Franchisee and its owner must enter into an agreement with Company providing that all obligations of the transferee to make installment payments of the purchase price or interest thereon on Franchisee or its owner shall be subordinate to the obligations of the transferee to pay Continuing Royalties, marketing contributions, termination payments and obligations for purchases from Company or its affiliate; and (xii) the Premises be refurbished and/or redecorated to comply with then current standards.  Company shall approve or disapprove all transfers within thirty (30) days following receipt of complete information regarding the proposed transfer and "transferee(s)" as described in the ARTICLE XII.  For purposes of this Section 12.04, the trem "competitive business" shall mean the business, whether or not intended to be operated for profit, of providing housing and/or care to senior adults, whether or not they are frail elderly, including, but not limited to, the operation of any home health care provider service, nursing home, congregate living facility, personal care facility or continuing care retirement community.
	12.05	Excepted Transfers.    If the proposed transfer will not
result in a change of control and is to or among owners of Franchisee or to or among the immediate family members of Franchisee, Sub-Sections (i),
(ii), (iv), and (v) of Section 12.04 shall not apply and Sub-Section (xi) of
Section 12.04 shall not apply to good faith transfers by gift, bequest, or inheritance.
	12.06	Death or Disability  of  Franchisee.    Upon the death or
permanent disability of Franchisee or, if Franchisee is a corporation, limited liability company, or partnership, the owner of a controlling interest in Franchisee, the executor, administrator, conservator, or other personal representative of such person shall transfer its interest in this Agreement or such interest in Franchisee to either a fellow shareholder, member or partner, as the case may be, or a third party approval of such transferee by Company. The disposition of this Agreement or such interest in Franchisee (including, without limitation, transfer by bequest or inheritance) shall be completed within a reasonable time, not to exceed twelve (12) months from the date of death or permanent disability and shall be subject to all the terms and conditions applicable to transfers contained in Section 12.04, herein. Failure to dispose of this Agreement or the interest in Franchisee within said period of time shall constitute a breach of this Agreement.
	12.07	Effect of Consent of  Transfer.    Company's consent to a
transfer of this Agreement or any interest in Franchisee subject to the restrictions of this ARTICLE XII shall not constitute a waiver of any claims it may have against Franchisee, nor shall it be deemed a waiver of Company's rights to demand exact compliance with any of the terms or conditions of this Agreement by any transferee. Further, Franchisee for itself and on behalf of its transferee does acknowledge and agree that Company's approval shall not be deemed to constitute a guaranty or warranty as to transferee's success in conducting the business contemplated herein.
	12.08	Company's Right of  First Refusal.    During the term of this
Agreement if Franchisee has closed the Residence whether with or without the consent of Company,  Company shall have the right, exercisable by written notice delivered to Franchisee or its owner within thirty (30) days from the date of delivery of an exact copy of the offer to Company, to purchase the interest for the price and on the terms and conditions contained in the offer. In the event all or any part of the consideration offered to Franchisee for such interest shall consist of common or preferred stock or debt securities of any tendering entity, and in the event Company is either a "public company" or a "public reporting company" as those terms are defined under the federal securities laws, Company shall be deemed to have matched any such offer by offering the number of its common or preferred stock or debt securities with a market value equivalent to the market value of the securities of the entity making the offer to Franchisee or at Company's election, tendering cash in an amount equal to the market value of the securities of the entity making the offer to Franchisee. In the event Company is privately-owned, Company may substitute cash for any form of payment proposed in any  offer.  In the event all or any portion of the consideration offered to Franchisee consists of unique assets, Company shall be deemed to have matched any offer by offering cash in an amount equivalent to the market value of the unique assets tendered by the entity making the offer to Franchisee.  Further, in the event payment includes any form of indebtedness, Company's creditworthiness shall be deemed equal to the credit rating of any proposed purchaser. Company shall have not less than ninety (90) days to prepare for closing and shall be entitled to all customary representations and warranties as set forth in Exhibits "A" and "B" of this Agreement. If
Company does not exercise its right of first refusal, Franchisee or its owner may complete the sale to the proposed purchaser pursuant to and on the terms of such offer, subject to the Company's approval of the purchaser as provided in Sections 12.02 and 12.04 of this ARTICLE XII.  Provided, if the sale to any purchaser is not completed within ninety (90) days after delivery of the offer to Company, or there is a material change in the terms and conditions of the sale, Company shall then again have the right of first refusal herein provided.
	12.09	Public or Private Offerings.    In the event Franchisee shall
attempt to raise or secure funds by the sale of securities (including, without limitation, common or preferred capital stock, bonds, debentures, limited liability company or partnership interests), Franchisee, recognizing that the literature used with respect thereto may reflect upon Company, agrees to submit all such sales literature or prospectuses to Company and to obtain the written approval of Company of the method of financing prior to any offering or sale of any securities.

	Each prospectus, circular, or other sales literature utilized in any securities offering shall, at Company's discretion, contain the following language in bold-face type on the first textual page thereof:
	"STERLING HOUSE CORPORATION and its affiliates have not passed upon the accuracy or adequacy of the statements made herein nor are they nor will they be responsible for the inaccuracy or inadequacy of the same. Neither STERLING HOUSE CORPORATION nor its affiliates will share in any of the proceeds of this offering and make no recommendation respecting the advisability of purchasing the investment contemplated by this offering."

	Franchisee agrees to indemnify and hold Company, its affiliates, and their officers, directors, employees and agents harmless from any and all claims, demands or liabilities arising from the offer or sale of any securities, whether asserted by a purchaser of any of the securities or by a governmental agency. Company shall have the right to defend all claims asserted against it or the persons delineated herein.

XIII.
RENEWAL OF FRANCHISE

	13.01	Franchisee's Right to Renew.   	Upon expiration of
the initial term of this Agreement, if:
	A)	Company elects to continue to maintain a Residence at the
Premises;
	B)	Franchisee has been in substantial compliance with all of
the terms and conditions of this Agreement during the initial term and continues to be in substantial compliance up to the expiration hereof; Franchisee shall have the right to renew this Agreement for three (3) terms of five (5) years each or for such other period as may be agreed to by Company and Franchisee. Each renewal shall be without payment of an
Initial Franchise Fee.
	13.02	Renewal Agreement/Releases.   To renew the Franchise,
Company, Franchisee and its owner(s) shall execute the then standard form of franchise agreement and any ancillary agreements then customarily used by Company in the granting or renewal of franchises for the operation of Residences with appropriate modifications to reflect the fact that the agreement relates to the grant of a renewal franchise. Franchisee and its owners shall also execute a general release, in form satisfactory to Company, of any and all claims against Company, its affiliates and their officers, directors, employees, and agents. Failure by Franchisee and its owner(s) to sign all agreements and releases within sixty (60) days after delivery thereof to Franchisee shall be deemed an election by Franchisee not to renew this Agreement.

XIV.
TERMINATION OF AGREEMENT BY FRANCHISEE OR
CESSATION OF RESIDENCE OPERATION


	Franchisee understands and acknowledges that a material
inducement to Company for entering into this Agreement is Franchisee's representation that it will diligently develop the Premises and the
Residence thereon for the full term of this Agreement and Franchisee agrees that this Agreement shall not be terminated by Franchisee without good cause.  For purposes hereof, "terminated by Franchisee" shall mean
(i) the discontinuance of  business at the Residence operated by
Franchisee, (ii) changing the Residence operated by Franchisee to a different name, format, style, or use, (iii) willful disregard by Franchisee of the terms and provisions of this Agreement, or (iv) transferring any of Franchisee's rights under this Agreement or to the Residence licensed hereunder and operated by  Franchisee, to a person or  entity  not approved by the Company in accordance with the provisions of ARTICLE XII hereof.
	14.01	Termination of Good Cause.   Nothing herein shall be
construed to prevent Franchisee from terminating this Agreement for good cause. For purposes hereof, the term "good cause" shall be deemed to mean a material breach of this Agreement by the Company which is not cured within thirty (30) days after the Company actually receives written notice required hereunder from Franchisee, or in the event such default cannot be cured within such thirty (30) day period, the Company shall not have commenced to cure such default within thirty (30) days and diligently continued thereafter to attempt to cure such default. If any material breach consists of the failure by the Company to provide any service or training assistance required hereunder, then the breach shall be deemed fully cured upon the tendering of performance by the Company of the services or assistance within (30) days after receiving notice thereof, but the Company shall not be under any obligation to compensate Franchisee for any lack or deficiency in past services or assistance.

XV.
TERMINATION OF THE FRANCHISE

	15.01	Grounds of Termination.    This Agreement shall terminate
automatically upon delivery of notice of termination to Franchisee, if Franchisee or its owners (or any shareholder, member or partner, if Franchisee is a corporation, limited liability company or partnership):
	A)	Abandons or fails to actively operate the Residence
licensed under this Agreement;
	B)	Surrenders or transfers control of the operation of the
Residence licensed under this Agreement;
	C)	Has made any material misrepresentation or omission in its
application for the Franchise;
	D)	(or any shareholder, manager, member or partner, if
Franchisee is a corporation, limited liability company, or partnership, and if Franchisee fails to terminate such owner's interest in Franchisee, as the case may be, within ninety (90) days thereof) is convicted of or pleads nolo contendere or the equivalent thereof to a felony or other crime or offense or is subject to any administrative injunction, order, or decree that is likely to adversely affect the System, the Marks, the goodwill associated therewith, Company's interest therein, or the reputation of Franchisee or the Residence licensed under this Agreement;
	E)	Makes a general assignment for the benefit of  its creditors, applies for or consents to the appointment of a receiver, trustee, or liquidator of all or a substantial part of its assets, files a voluntary petition in bankruptcy, has an involuntary petition in bankruptcy filed against it (which is not released within ninety (90) days), or fails to pay its debts and obligations as they mature in accordance with normal business practices;
	F)	Makes an unauthorized assignment or transfer of this
Agreement, the Franchise, the Premises, the Residence licensed under this Agreement, or an ownership interest in Franchisee;
	G)	Is a party to any other franchise agreement with Company
for which Company has delivered to Franchisee a notice of termination in accordance with its terms and conditions for cause (except for a termination based upon a failure to satisfy an area development quota);
	H)	Makes any unauthorized use of the Marks or unauthorized
use or disclosure of the Confidential Information or any portion thereof;
	I)	Fails or refuses to comply with any mandatory
specification, standard, or operating policy or procedure prescribed by Company relating to the operation of the Residence licensed under this Agreement, violates any health, safety, housing or sanitation law, ordinance, or regulation and does not correct such failure or refusal after written notice thereof is delivered to Franchisee within thirty (30) days if the first such failure or violation, ten (10) days for any subsequent failure or violation, or in any event no later than the cure time required by any regulatory oradministrative authority claiming such violation, or fails to notify Company in writing within five (5) days of the commencement of any action, suit or proceeding, and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, which may adversely affect the operation or financial condition of Franchise or the Residence or of any notice of violation of any law, ordinance, or regulation relating to unfair or deceptive trade practice, housing or care for the elderly, or health or sanitation at or in conjunction with the Residence;
	J)	Employs or attempts to employ, either directly or indirectly, in violation of  Section 3.04, any person who Franchisee knows or should have known was employed or at such time is employed by  Company or any other franchisee of  Company without first obtaining the written consent of  Company or other franchisee of Company; or
	K)	Fails on three (3) or more separate occasions, within any
period of twelve (12) consecutive months, to submit when due any reports or other data, information or supporting records; to pay when due the Continuing Royalties, marketing contributions, or other payments due hereunder to Company or its affiliates; or otherwise fails to comply with this Agreement, whether or not such failures to comply are corrected after notice thereof is delivered to Franchisee.
	This Agreement shall terminate without further action by
Company or notice to Franchisee, if  Franchisee or its owner:
	A)	Fails to accurately report the Net Revenues of the
Residence licensed under this Agreement or fails to remit payments of any amounts due Company for Continuing Royalties, marketing contributions, or any other amounts due to Company or its affiliates hereunder, and does not correct such failure within ten (10) days after written notice of such failure is delivered to Franchisee; or
	B)	Fails to timely meet any of the development, construction
and/or pre-opening obligations set forth in Schedule "1" (hereinafter referred to as a "Development Default") or to comply with any other provision of this Agreement or mandatory specification, standard, or operating policy or procedure prescribed by Company and does not:
		1)	correct  such failure within fifteen (15) days after
written notice of  such failure to comply is delivered to Franchisee; or

		2)	if such failure (other than Development Default)
cannot reasonably be corrected within fifteen (15) days after written notice of such failure to comply is delivered to Franchisee, undertake efforts to bring the Residence licensed under this Agreement into full compliance, and furnish proof acceptable to Company of such efforts and the date of their expected completion, within ten (10) days after written notice is delivered to Franchisee.

	15.02	Efforts to Resolve Termination Disputes Other Than  by
Termination. Any acts of Company undertaken in the course of efforts to resolve a termination dispute, or a dispute for which termination is a possible remedy, shall be deemed to have been undertaken without prejudice to the rights asserted by Company and shall not constitute a waiver or relinquishment of those rights. In the event Franchisee continues to engage in franchised operations while a dispute is pending, that fact, and/or the receipt of monthly payments and/or the furnishing by Company of information and service essential to such operations, shall not constitute a waiver or relinquishment of Company's rights. Company may, at its option and without waiving its right to terminate, seek any form of relief or remedy available to it under common law or statute for any breach of this Agreement including, but not limited to, the right to damages, injunctive relief, declaratory orders or specific performance.

XVI.
RIGHTS AND OBLIGATIONS OF COMPANY AND FRANCHISE
UPON
TERMINATION OR EXPIRATION OF THE FRANCHISE


	16.01	Payment of Amounts Owned to Company.    Franchisee
shall pay to Company within fifteen (15) days after the effective date of termination or expiration of this Agreement, or such later date when the amounts due to Company are determined, such Continuing Royalties, marketing contributions, amounts owed for purchases by Franchisee from Company or its affiliates, interest due on any of the foregoing and all other amounts owed to Company or its affiliates which are then unpaid.
	16.02	Marks.   After the termination or expiration of  this
Agreement, Franchisee shall:
	A)	Not directly or indirectly  at any time or in any manner
identify itself or any business as a current or former Residence operator, or as a franchisee or licensee of or as otherwise associated with Company
(other than under other franchise agreements with Company), or use any of the Marks, any colorable imitation thereof, or other indicia of a Residence in any manner or for any purpose, or utilize for any purpose any trade dress, trade name, trade or service mark or other commercial symbol that suggests or indicates a connection or association with Company;
	B)	Remove all signs, sign faces, and deliver to Company all
marketing materials, and other materials containing any Mark or otherwise identifying or relating to a Residence;
	C)	Remove all Marks, if any, affixed to uniforms;
	D)	Take all action as may be required to cancel all fictitious or assumed name or equivalent registrations relating to Franchisee's use of any Mark;
	E)	Notify  the telephone company and all listing agencies of
the termination or expiration of Franchisee's right to use any telephone number and any regular, classified or other telephone directory listings
associated with any   Mark and authorize transfer of same to or at the
direction of  Company.  Franchisee acknowledges that as between
Company and Franchisee, Company has the sole right to and interest in all telephone numbers and directory listings associated with any Mark and Franchisee authorizes Company, and hereby appoints Company and any officer designated by  Company as its attorney-in-fact, should Franchisee fail or refuse to do so, to direct the telephone company and all listing agencies to transfer the same to Company or at its direction, and the telephone company and all listing agencies may accept such direction or this Agreement as conclusive of the exclusive rights of Company in such telephone numbers and directory listings and its authority to direct their transfer, and
	F)	Furnish to Company, within thirty (30) days after the
effective date of termination or expiration, evidence satisfactory to
Company of   Franchisee's compliance with the foregoing obligations.
	16.03	Modification of Residence Design and Decor.   Upon
expiration or termination of this Agreement without renewal, Franchisee shall modify the interior and exterior design (which may include removal of the building's cupola), decor, and color scheme of the Residence licensed under this Agreement in a manner acceptable to Company so that it no longer suggests or indicates a connection with the System or any rights and privileges granted by this Agreement.
	16.04	Cessation of  Use of Confidential Information.   Upon
termination or expiration of this Agreement, Franchisee will immediately cease to use any  Confidential Information disclosed to Franchisee pursuant to this Agreement in the operation of the Residence licensed under this Agreement, or any business or commercial enterprise engaged in any  Competitive Business, or other similar business, or capacity and shall return to Company all copies of the Operations Manual and any other confidential materials which may have been loaned to Franchisee by
Company.
	16.05	Continuing Obligations.    All obligations of  Company and
Franchisee which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding this Agreement's expiration or termination and until they are satisfied in full or by their nature expire.

XVII.
TEMPORARY DE-IDENTIFICATION OF
THE RESIDENCE

	In lieu of immediately exercising its rights to terminate this Agreement, as set forth in ARTICLE XV, herein, and in Company's sole discretion, Company may execute an agreement with Franchisee calling for the temporary de-identification of the Residence licensed under this Agreement as a franchised Residence (hereinafter referred to as the "De-Identification Agreement"). The De-Identification Agreement shall be in a form prescribed by Company, shall set forth all required licensing, repair, replacement, refurbishing, remodeling, and/or additions and/or deletions in the accommodations, goods or services offered, which must then be completed by Franchisee and shall prescribe a timetable in which Franchisee must cure all defaults under this Agreement, and complete such repair, replacement, refurbishing, and/or remodeling.
	During the term of the De-Identification Ageement, the Franchisee shall:
	A)	Cover all of the Residence's signs containing the Marks,
whether located on the exterior or in the interior of the Premises of the Residence;
	B)	Cease all marketing of the Residence as a STERLING
HOUSE   assisted living facility;
	C)	Cease all representations to the public and its
tenants/residents that the Residence is a STERLING HOUSE   assisted
living facility; and
	D)	Prominently display signs and notices in the Residence in
such manner and in a form as may be prescribed by  Company indicating that the Residence is temporarily not affiliated with the STERLING
HOUSE    franchise system while Franchisee is undertaking improvements to bring it into compliance with the standards and specifications required
of all STERLING HOUSE    assisted living facilities.  During

		the term of the De-Identification Agreement, Franchisee may continue to use all expendable supplies containing the Marks.
	During the term of the De-Identification Agreement, Franchisee shall not be required to make Continuing Royalty payments and marketing contributions required hereunder, except for any amounts already due at the time of excecution of the De-Identification Agreement. The term of this Agreement shall continue to run during, and shall not be extended by, the term of the De-Identification Agreement. In the event Franchisee fails to comply with all of the terms and conditions of the De-Identification Agreement, or if upon expiration of the De-Identification Agreement, if Franchisee has not completed all required licensing, repairs, replacement, refurbishing, remodeling, and/or additions and/or deletions in the accommodations, goods or services offered, Company may proceed to terminate this Agreement as set forth in ARTICLE XV, herein.

XVIII.
CASUALTY LOSS OR CONDEMNATION

	18.01	Casualty Loss.   If the Residence licensed hereunder is
damaged by fire or other casualty, Franchisee shall, at its cost, expeditiously repair the damage as soon as possible after the occurrence thereof. In the event the casualty loss requires the closing of the Residence for more than three (3) consecutive months, then, unless repair and reconstruction work has commenced in earnest within the three (3) month period and unless the Residence is re-opened in full operation no later than one (1) year after the date of the casualty loss, this Agreement shall terminate automatically without necessity of notice to Franchisee.
Provided that, in lieu of reconstructing and re-opening the damaged
Residence as required hereby, Franchisee may construct and open a different Residence within the Exclusive Area within one (1) year after the date of such casualty loss. The substituted Residence shall be exempt from the Initial Franchise Fee requirement otherwise provided for in this Agreement.
	18.02	Condemnation Proceedings.   Franchisee shall give
Company written notice as soon as it receives any knowledge of any condemnation or exercise of the power of eminent domain, or threat thereof, by any governmental agency or authority. If, in the reasonable opinion of Company, a substantial part of the Residence licensed under this Agreement is to be condemned or taken under eminent domain and the portion not so taken or condemned could not be operated practicably and profitably as a Residence, Company shall give good faith consideration to transferring the Franchise granted hereunder to another location reasonably near the condemned Residence which decision shall be made by Company not more than four (4) months after Company's determination of the impact of the condemnation. If a transfer of the Franchise is authorized by Company and Franchisee opens for business at another location within one
(1) year of the closing of the condemned or taken Residence, the substituted Residence shall be deemed to be open under this Agreement in the same manner and for the same term as was the previous Residence.  In the event Franchisee has used its best efforts to vigorously replace a condemned location but has been unable to do so on account of its failure to obtain the requisite licenses and permits for another location, Company may, but shall not be required to, grant additional time for Franchisee to
open another location.   If any condemnation or eminent domain
proceeding takes place and no new location, for any reason, whatsoever, becomes franchised in strict accordance with this Section 18.02, then this Agreement shall terminate automatically without notice to Franchisee.


XIX.
ENFORCEMENT


	19.01	Severability and Substitution of Valid Provisions.    Except
as expressly provided to the contrary herein, each part, section, term and provision of this Agreement, and any portion thereof, shall be considered severable and if, for any reason, any provision of this Agreement is held to be invalid, contrary to, or in confict with any applicable present or future law or regulation in a final ruling issued by any court, agency, or tribunal with competent jurisdiction in a preceeding to which Company is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which shall then continue to be given full force and effect and bind the parties hereto. Provided, any portion held to be invalid shall be deemed not to be a part of this Agreement from the date of time for appeal expires, if Franchisee is a party thereto, or otherwise upon Franchisee's
receipt of a notice of non-enforcement thereof from Company.   To the
extent that ARTICLE VII, or any section, or portion, or clause thereof, is deemed unenforceable by virtue of its scope in terms of area, business activity prohibited and/or length of time, but same may be made enforceable by reducing any or all thereof, Franchisee and Company agree that same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdication in which enforcement is sought.
	If any applicable and binding law or rule of any jurisdiction requires a greater prior notice of the termination of or non-renewal of this Agreement than is required hereunder, or the taking of som other action not required hereunder, or if under any applicable and binding law or rule of any jurisdiction, any provision of this Agreement or any specification, standard, or operating procedure prescribed by Company is invalid or unenforceable, the prior notice and/or other action required by such law or rule shall be substituted for the comparable provisions hereof, and
Company shall have the right, in its sole discretion, to modify such invalid or unenforceable provision, specification, standard, or operating procedure
to the extent required to be valid and enforceable.    Franchisee agrees to
and shall be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof,or any specification, standard or operating procedure prescribed by Company, any portion or portions which a court may hold to be unenforceable in a final decision to which Company is a party, or from reducing the scope of any promise or covenant to the extent required to comply with any court order.  All  modifications to this Agreement shall be effective only in such jurisdiction, unless Company elects to give them greater applicablity, and this Agreement shall be enforced as originally made and entered into in all other jurisdictions.
	19.02	Waiver of Obligations.   Company and Franchisee may be
written instrument unilaterally waive or reduce any obligation of or restriction imposed upon the other under this Agreeement, effective upon delivery of written notice thereof to the other or such other effective date stated in the notice of waiver. Whenever this Agreement requires
Company's prior approval or consent, Franchisee shall make a timely written request therefor, and such approval shall be obtained in writing. Company makes no warranties or guaranties upon which Franchisee may rely, and assumes no liability or obligation to Franchisee, by granting any waiver, approval, or consent to Franchisee or by reason of any neglect, delay, or denial of any request therefor.  Any waiver granted by Company shall be without prejudice to any other rights Company may have, will be subject to continuing review by Company, and may be revoked, in
Company's sole discretion, at any time and for any reason, effective upon delivery to Franchisee of written notice of the revocation.
	Company and Franchisee shall not be deemed to have waived or impaired any right, power, or option reserved by this Agreement
(including, without limitation, the right to demand exact compliance with every term, condition, and covenant herein, or to declare any  breach thereof to be a default and to terminate this Agreement prior to the expiration of its term), by virtue of any custom or practice of the parties at variance with the terms hereof; any failure, refusal, or neglect of Company or Franchisee to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations hereunder, including, without limitation, any mandatory specification, standard, or operating procedure; any waiver, forbearance, delay, failure, or omission by
Company to exercise any right, power or option, whether of the same, similar or a different nature, with respect to the Residence licensed under this Agreement; or the acceptance by Company of any payments due from Franchisee after any breach of this Agreement.
		19.03	Limitations on Liability.   Unless stated to the
contrary elsewhere herein, neither Company nor Franchisee shall be liable for any loss or damage nor deemed to be in breach of this Agreement if its failure to perform its obligations results from:
	A)	Transportation shortages, inadequate supply of equipment,
merchandise, supplies, labor, material, or energy, or the voluntary foregoing of the right to acquire or use any of the foregoing in order to accommodate or comply with the orders, requests, regulations, recommendations, or instructions of any federal, state, or municipal government or any department or agency thereof;
	B)	Acts of  God;
	C)	Acts of  omissions of the other party;
	D)	Fires, strikes, embargoes, war, or riot; or
	E)	Any other similar event or cause.
Any delay resulting from any of the above causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable, except that these causes shall not excuse payments of amounts owed at the time of any occurrence or payment of Continuing
Royalties due on any revenues arising from the operation of the Residence thereafter.
	19.04	Specific Performance/Injunctive Relief.   Nothing herein
contained shall bar Company's or Franchisee's right to obtain specific performance of the provisions of this Agreement and to obtain injunctive relief against threatened conduct that will cause it loss or damages, under customary equity rules, including applicable rules for obtaining
restraining orders and preliminary injunctions.   Franchisee agrees that
Company may obtain injunctive relief, without bond, but upon due notice, in addition to all further and other relief as may be available at equity or law. Franchisee further agrees that its sole remedy in the event of the entry of an injunctiion, shall be the dissolution of the injunction, if warranted, upon hearing duly had and all claims for damages by reason of the wrongful issuance of any injunction are expressly waived hereby unless the waiver of damages is against the public policy of the forum in which the proceeding was brought.
	19.05	Rights of  Parties are Cumulative.  The rights of  Company
and Franchisee hereunder are cumulative and no exercise nor enforcement by Company or Franchisee of any right or remedy hereunder shall preclude the exercise or enforcement by Company or Franchisee of any right or remedy hereunder or which Company or Franchisee is entitled by law or equity to enforce.
	19.06	Governing Law/Consent to Jurisdiction.    Except to the
extent governed by the United States Trademark Act of 1946 (Lanham
Act, 15 U.S.C. Sections 1051, et seq.), this Agreement and the Franchise shall be governed by the laws of the State of Kansas. Franchisee acknowledges that it has and will continue to develop a substantial and continuing relationship with Company at its principal offices in Kansas, where Company's decision-making authority is vested and franchise operations are conducted and supervised. Franchisee further agrees that Company may institute any action against Franchisee and that Franchisee shall be required to institute any and all legal proceedings arising out of or relating to this Agreement in the state or federal courts having jurisdiction therefor in the State of Kansas, located in Wichita, Kansas, and Franchisee irrevocably submits to the jurisdiction of such courts and waives any objection it may have to either the jurisdiction or venue of that court.

	19.07	Binding Effect/Modification.   This Agreement is binding
upon the parties hereto and their respective executors, administrators, heirs, assigns and successors in interest, and shall not be modified except by written agreement signed by both Franchisee and Company.
	19.08	Construction.   The preambles and Exhibit(s) are a part of
this Agreement which constitutes the entire agreement of the parties, and there are no other oral or written understandings or agreements between Company and Franchisee relating to the subject matter of this Agreement. Nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto.
	The headings of the several articles and sections hereof are for convenience only and do not define, limit, or construe the contents of any articles or sections.
	19.09	Definitions.   In addition to the words and terms defined in
the recitals and elsewhere in this Agreement, the words and terms defined as follows in this Section 19.09 shall, for all purposes of this Agreement, have the meanings herein specified, except as otherwise expressly provided or unless the context otherwise requires:
	A)	The term "affiliate" as used herein is applicable to any
company directly or indirectly owned or controlled by Company that sells or rents products, renders services, or otherwise transacts business with Franchisee.
	B)	The term "Franchisee" as used herein is applicable to one
(1) or more persons, a corporation, a limited liability company, a limited partnership, or a general partnership, as the case may be, and the singular usage includes the plural and the masculine and neuter usages include the other and the feminine. If two (2) or more persons are at any time the Franchisee hereunder, whether or not as partners or joint ventures, their obligations and liabilities to Company shall be joint and several. References to "Franchisee," "owner" and "transferee" which are applicable to an individual or individuals shall mean, unless expressly made applicable to all shareholders, members and partners, the owners of Franchisee or the transferee (i.e., any person owning of record or beneficially five percent [5%] or more the equity or control of Franchisee) if Franchisee or the transferee is a corporation, limited liability company or partnership.
	19.10	Counterparts.     This Agreement may be executed in
multiple copies, each of which shall deemed an original.
	19.11	Consent.    Company shall have the absolute right to refuse
any request by Franchisee or withhold its approval of any action by Franchisee for any reason whatsoever, provided such discretion shall not be exercised in an arbitrary or capricious manner.

XX.
NOTICES AND PAYMENTS

	All written notices and reports permitted or required to be delivered by the provisions of this Agreement or of the Operations Manual shall be deemed to be delivered at the time delivered by hand, one (1) business day after transmission by telegraph or comparable electronic system, or three (3) business days after being placed in the United States Mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid and in any event until notified in writing to the contrary addressed to the respective parties as follows:

	If to Company:			President
						STERLING HOUSE CORPORATION
						Suite 500
						453 S. Webb Road
						Wichita, KS  67207

If to Franchisee:			Great Plains Assisted Living,L.L.C.
						P. O. Box 2571
						Olathe, KS 66063
						Attn: Donald M. Eby


Al payments and reports required by this Agreement shall be directed to Company at the address notified to the Franchisee from time to time, or to such other persons and places as the Company may direct from time to time. Any required payment or report not actually received by Company during regular business hours on the date due (or postmarked by postal authorities as of the due date) shall be deemed delinquent.

	IN WITNESS WHEREOF, the parties hereto have executed, sealed, and delivered this Agreement in one (1) or more counterparts on the day and year first above written.


						STERLING HOUSE
CORPORATION

						By:

						Title:
						"Company"


						If an individual:



						"Franchisee"


						If a partnership, Limited Liability  Company or
						Corporation:

WITNESS					GREAT PLAINS ASSISTED
LIVING, L.L.C.

By: _______________________________	By:
_______________________________________

Title: _____________________________    Title:
_____________________________________
						"Franchisee"

SCHEDULE "1"

TO FRANCHISE AGREEMENT BY AND BETWEEN
STERLING HOUSE CORPORATION
AND GREAT PLAINS ASSISTED LIVING, L.L.C.
DATED _________________________________

	The respective Residence development deadlines referred to in
Section 2.03 of the above captioned Agreement  shall be:


Date Requirement Shall
	Requirement								          be Completed by:

A)	Secure a suitable site for the Residence in accordance with
	the provisions of Section 2.01;
              , 19
B)	Secure all financing required to fully  develop the Residence;
               , 19
C)	Obtain all required building, utility, sign, health,
	sanitation, business permits and residential care licenses, and any other required permits and licenses and commence construction;
              , 19
D)	Construct the Residence in compliance with the Plans;
              , 19
E)	Purchase and install all required fixtures, equipment,
	furniture, furnishings, supplies, signs, and other items necessary for completion and opening of the Residence as specified in the Plans and the Operations Manual;
              , 19
F)	The Director and the staff successfully complete
	all training; and
              , 19
H)	Open the Residence for business in accordance with the
	provisions of Section 1.04.
              , 19


ACKNOWLEDGED:

STERLING HOUSE CORPORATION:		GREAT PLAINS
ASSISTED LIVING, 								L.L.C.

By _________________________________	By

Title  _______________________________	Title:


	EXHIBIT "A"